EXHIBIT 99.1

Medtronic, Inc.’s Prostiva Business

Index

Years Ended April 29, 2011 and April 30, 2010

And for the Three Month Period Ended July 29, 2011 (Unaudited)

Report of Independent Registered Public Accounting Firm
Financial Statements
Statements of Revenues and Direct Expenses	3
Statements of Assets Acquired	4
Notes to Financial Statements	5–7

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Medtronic, Inc;

We have audited the accompanying Statements of Assets Acquired at April 29, 2011 and April 30, 2010 and Statements of Revenue and Direct Expenses of the Prostiva business (“Prostiva”), a product line of Medtronic, Inc. (“Medtronic” or “the Company”), for the fiscal years ended April 29, 2011 and April 30, 2010. These statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audit of these statements in accordance with standards of the Public Company Accounting Oversight Board (PCAOB). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statements of Assets Acquired and Statements of Revenue and Direct Expenses are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statements of Assets Acquired and Statements of Revenue and Direct Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statements of Assets Acquired and Statements of Revenue and Direct Expenses. We believe that our audits provide a reasonable basis for our opinion.

The accompanying Statements of Assets Acquired and Statements of Revenue and Direct Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K of Urologix, Inc. as described in Note 1, and are not intended to be a complete presentation of Prostiva’s financial position or results of operations.

In our opinion, the Statements of Assets Acquired and Statements of Revenue and Direct Expenses referred to above present fairly, in all material respects, the assets acquired as of April 29, 2011 and April 30, 2010 and revenue and direct expenses for the fiscal years ended April 29, 2011 and April 30, 2010 as described in Note 1 in conformity with accounting principles generally accepted in the United States of America.

Minneapolis, MN

November 8, 2011

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Medtronic, Inc.’s Prostiva Business

Statements of Revenues and Direct Expenses

Years Ended April 29, 2011 and April 30, 2010

And for the Three Month Period Ended July 29, 2011 (Unaudited)

	July 29, 2011 (Unaudited)	April 29, 2011	April 30, 2010
Product Revenue	$1,560,655	$11,650,052	$15,144,895
Direct Expenses
Cost of Products Sold	742,978	6,116,367	6,326,758
Direct Distribution	392,910	3,349,338	4,053,158
Marketing	15,446	171,526	397,194
Total Direct Expenses	1,151,334	9,637,231	10,777,110
Net Revenues Less Direct Expenses	$409,321	$2,012,821	$4,367,785

The accompanying notes are an integral part of these financial statements

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Medtronic, Inc.’s Prostiva Business

Statements of Assets Acquired

April 29, 2011 and April 30, 2010

And for the Three Month Period Ended July 29, 2011 (Unaudited)

	July 29, 2011 (Unaudited)	April 29, 2011	April 30, 2010
Inventories
Finished Goods Inventory (thirty Prostiva generators)	$135,331	$135,331	$—
Total Inventories	$135,331	$135,331	$—

The accompanying notes are an integral part of these financial statements

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Medtronic, Inc.’s Prostiva Business

Notes to Financial Statements

Years Ended April 29, 2011 and April 30, 2010

And for the Three Month Period Ended July 29, 2011 (Unaudited)

1.	Organization and Significant Accounting Policies
Description of the Business and Basis of Presentation
The Prostiva business (“Prostiva”) is wholly-owned by Medtronic, Inc. (“Medtronic” or “Company”) and is a product line within Medtronic’s Neuromodulation business division. Medtronic is engaged in the development, manufacturing, and marketing of Prostiva, which is a radio frequency treatment for benign prostatic hyperplasia, more commonly known as an enlarged prostate. The Prostiva business includes RF Generators, Prostiva hand pieces, and various other accessories. All product sales are through distributors. Medtronic and the Prostiva business utilize a 52/53 week fiscal year, ending the last Friday in April. Medtronic’s and the Prostiva business’s fiscal year ended on April 29, 2011 and April 30, 2010, respectively. Fiscal year 2011 was a 52-week year, and fiscal year 2010 was a 53-week year.
Pursuant to a License Agreement dated September 6, 2011 between Medtronic, Medtronic VidaMed, Inc. and Urologix, Inc. (“Urologix” or the “Acquirer”) and the related Transition Services and Supply Agreement dated September 6, 2011 by and between Medtronic and Urologix, Medtronic granted Urologix the right to manufacture, market, and distribute the Prostiva products.
The accompanying Statements of Assets Acquired and the related Statements of Revenues andDirect Expenses reflect the assets acquired and revenues in excess of direct expenses of the Prostiva business for the periods presented. There were no liabilities assumed. The historical financial statements reflect the amounts that have been “carved-out” from Medtronic’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). The accompanying statements for the periods ended April 29, 2011 and April 30, 2010, respectively, were prepared for purposes of complying with Rule 8-04 of Regulation S-X of the Securities and Exchange Commission (“SEC”). The Statements of Revenues and DirectExpenses reflect only those revenues directly attributable to the Prostiva business. The direct expenses of the Prostiva business presented in these statements include cost of products sold related to Prostiva sales and direct marketing and distribution expenses specifically related to the Prostiva business. Overhead allocations, indirect operating expenses, amortization or other charges for intangibles, and related technology licensing costs were not included for the purposes of these financial statements. As a result, the accompanying financial statements included hereinmay not necessarily be indicative of Prostiva’s financial position, results of operations, or cash flows had Prostiva operated as a stand-alone entity during the periods presented, nor are they indicative of what Prostiva’s results of operations and financial position and cash flows may be in the future.
The preparation of complete balance sheets and related statements of operations, cash flows and stockholder’s equity was not practical due to the integration of the Prostiva business into the total operations of Medtronic. All cash flow requirements of Prostiva were funded by the Company and cash management functions were not performed at the Prostiva level. Therefore, a statement of cash flows, including cash flows from operating, investing, and financing activities, is not presented as Prostiva did not maintain a separate cash balance.

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Interim Financial Information
The accompanying Statements of Assets Acquired as of July 29, 2011 and the related Statements of Revenues and Direct Expenses for the three-month period ended July 29, 2011 are unaudited and have been prepared in accordance with U.S. GAAP for interim financial information and the instructions to Article 10 of Regulation S-X. In the opinion of management, all adjustments considered necessary for a fair presentation have been made and consist of those of a normal recurring nature. These statements are not necessarily indicative of the operating results that may be expected in future periods.
Use of Estimates
Preparation of the financial statements in conformity with U.S. GAAP requires the business to make certain elections as to its accounting policies, estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.
Inventories
Inventories consist of thirty Prostiva generators transferred to Urologix pursuant to the signing of the Licensing Agreement. These finished goods are stated at the lower of cost or market with costs determined on a first-in, first-out basis.
Revenue Recognition
The Prostiva business sells its products through distributors. Prostiva recognizes revenue when title to the goods and risk of loss transfers to customers, provided there are no material remaining performance obligations required of the business or any matters requiring customer acceptance. Prostiva records estimated sales returns, discounts, and rebates as a reduction of net sales in the same period revenue is recognized.
Cost of Products Sold
Cost of products sold consists primarily of product and product-related costs, vendor consideration, freight and handling costs.
Direct Distribution
Direct distribution expenses consist of the commissions, salaries, travel expenses, and other direct expenses specifically related to the distribution of Prostiva products. No allocations were performed related to selling support staff, general sales training, or any other general distribution expenses which are not specifically related to the Prostiva business.

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Marketing
Marketing expenses consist of salaries and expenses of Prostiva marketing personnel, as well as the cost of marketing programs specifically related to the promotion of the Prostiva business. No allocations were performed related to general marketing expenses which are not specifically related to the Prostiva business.
Net Sales by Geography
Net sales to external customers for the three-month unaudited period ended July 29, 2011 and fiscal years ended as of April 29, 2011 and April 30, 2010 were as follows:

	Q1 FY12 (Unaudited)	FY11	FY10
U.S	$1,301,593	$9,798,461	$12,586,998
France	155,445	1,442,281	2,059,145
Europe (excluding France)	59,159	336,622	385,373
Other	44,458	72,688	113,379
Total Net Sales	$1,560,655	$11,650,052	$15,144,895

2.	Commitments and Contingencies
In addition to the assets noted in these financial statements, Medtronic will also transfer to the Acquirer certain property, plant, and equipment used to manufacture Prostiva products for sale. The agreed upon transfer price is $147,000. The transfer of these assets is contingent upon the Acquirer obtaining the necessary regulatory clearances and permits to sell the Prostiva products in the United States under Acquirer’s own quality system and labeling.
Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation is calculated on the straight-line method over the estimated useful life of the asset. The estimated useful life of all assets acquired is 3 years. Depreciation expense of $35,421 and $0 was recognized for fiscal years 2011 and 2010. For the three months ended July 29, 2011, depreciation expense was $14,302 (unaudited). Property, plant and equipment balances for the periods ending July 29, 2011, April 29, 2011 and April 30, 2010 were as follows:

	July 29, 2011 (Unaudited)	April 29, 2011	April 30, 2010
Equipment	$663,232	$663,232	$491,602
Accumulated Depreciation	(541,325)	(527,023)	(491,602)
Property, Plant & Equipment, net	$121,907	$136,209	$—

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